FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

          November 1, 2004

Date of Report

(Date of earliest event reported)

                      UQM Technologies, Inc.

(Exact name of registrant as specified in its charter)

               1-10869

(Commission file number)

             Colorado                                 84-0579156

(State or other jurisdiction              (I.R.S. Employer

       of incorporation)                         Identification No.)

 7501 Miller Drive, Frederick, Colorado 80530

(Address of principal executive offices)

                             (303) 278-2002

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K is filed by UQM Technologies, Inc., a Colorado corporation (the "Registrant"), in connection with the matters described herein.

Item  1.01 Entry into a Material Definitive Agreement

        We have entered into an Underwriting Agreement dated November 1, 2004 with IBS Holding Corporation   (d/b/a I-Bankers Securities), Newbridge Securities Corporation and Neidiger Tucker Bruner Inc., as representatives of an underwriting group, relating to the offering and sale of our common stock in a public offering registered on Form S-2 with the Securities and Exchange Commission, Registration No. 333-118528.  In the Underwriting Agreement, we agreed to sell to the underwriters, and the underwriters agreed to purchase from us, the aggregate number of shares of common stock set forth opposite their names below, at a price of $2.15 per share, less an underwriting discount of $0.1935 per share:

Underwriter	Number of Shares
IBS Holding Corporation (d/b/a I-Bankers Securities)	1,150,000
Newbridge Securities Corporation	1,150,000
Neidiger Tucker Bruner Inc.	350,000
Maxim Group, LLC	200,000
S.W. Bach & Company	200,000
Gunn Allen Financial, Inc.	100,000
Joseph Gunnar & Co., LLC	100,000
Noble International Investments, Inc.	100,000
Pali Capital, Inc.	100,000
vFinance Investments, Inc.	100,000
Bathgate Capital Partners, LLC	50,000
Total	3,600,000

The sale closed on November 5, 2004.

In the underwriting agreement, we agreed to issue to the underwriters warrants to purchase a number of shares of common stock equal to 10% of the aggregate amount of common stock sold by the underwriters. The warrants shall be exercisable for a period of four years and shall have an exercise price of 120% of the offering price attributable to such shares. The underwriters will not be entitled to cashless exercise of the warrants but will be granted customary "piggyback" registration rights with respect to the shares obtained upon exercise of the warrants. The warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the effective date of the offering, except to officers or partners (but not directors) of the agent and members of the selling group.  On closing of the sale of stock pursuant to the Underwriting Agreement, we issued warrants to the underwriters for 360,000 shares.

The underwriters have an option, exercisable within 30 days after the date of the Underwriting Agreement, to purchase up to an aggregate of 540,000 additional shares of common stock at the same price less the underwriting discount. The underwriters may exercise this option solely to cover over-allotments.

In the Underwriting Agreement, we agreed that:

- we will pay our expenses related to the offering, which we estimate will be $226,000;

- we will reimburse the underwriters for their direct expenses, including postage, telephone, travel, transportation and other similar expenses; and

- we agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Further, if we issue securities in a subsequent financing within 12 months of the closing of this offering, and an investor in that offering is one that was introduced to us in this offering by the underwriters, then the underwriters will have the right of first refusal to act as agent for those investors.

Item 8.01 Other Events.

On November 1, 2004, we issued the press release attached as Exhibit 99.1 announcing the completion of the stock offering described above.

Item 9.01 Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement dated November 1, 2004. Reference is made to Exhibit 1.1 of the Company's Post-Effective Amendment 1 to Registration Statement on Form S-2, Registration No. 333-118528, filed November 5, 2004, which is incorporated herein by reference.
4.2	Form of Warrant. Reference is made to Exhibit 4.2 of the Company's Post-Effective Amendment 1 to Registration Statement on Form S-2, Registration No. 333-118528, filed November 5, 2004, which is incorporated herein by reference.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 5, 2004	UQM Technologies, Inc., Registrant
/s/ Donald A. French
Donald A. French, Treasurer
(Principal Financial and Accounting Officer)